Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fathom Holdings Inc.

Cary, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2021, except for the reclassifications discussed in Note 2 as to which the date is March 9, 2022, relating to the consolidated financial statements of Fathom Holdings Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Raleigh, North Carolina

June 15, 2022